UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

ALCOA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2023, the Board of Directors (the “Board”) of Alcoa Corporation (the “Company”) appointed Mr. Matthew Reed to serve as the Company’s Executive Vice President and Chief Operations Officer, effective on January 1, 2024 (the “Effective Date”). Mr. Reed, 51, has served as the Company’s Vice President of Operations, Australia and President, Alcoa of Australia since June 2023. Previously, Mr. Reed was the Operations Executive (Chief Operating Officer) of OZ Minerals Limited, an international mining company based in South Australia (“OZ Minerals”), with responsibility for operating assets and brownfield projects, from September 2021 through May 2023. Prior to that, Mr. Reed was General Manager, Projects at OZ Minerals from January 2021 through August 2021. Mr. Reed was the Executive Managing Director (Chief Operating Officer) at SIMEC Mining, a mining company based in South Australia, from September 2017 through December 2020.

In connection with his appointment as the Executive Vice President and Chief Operations Officer, effective as of the Effective Date, Mr. Reed’s base salary will increase to $665,000, his annual incentive compensation target opportunity will increase to 100% of his base salary, and his long-term equity incentive target opportunity will increase to $1,800,000. In addition, effective as of the Effective Date, the Company will enter into its standard forms of Corporate Officer Executive Severance Agreement (the “Officer ESA”) and Indemnification Agreement with Mr. Reed. The Officer ESA provides for the payment of severance benefits in the event of an employment termination without cause, including the greater of (i) any minimum statutory entitlements plus amounts under local Company severance plans and (ii) cash severance equal to one times his annual base salary plus other benefits as more fully described on pages 58 and 69 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2023 (the “Proxy Statement”). In addition, effective as of the Effective Date, the Board designated Mr. Reed as a Tier II Employee under the Alcoa Corporation Amended and Restated Change in Control Severance Plan (the “CIC Severance Plan”), which provides that, if Mr. Reed incurs a qualifying termination of employment without cause or for good reason in connection with a change in control, he will be entitled to the payment of severance benefits, including two times the sum of his annual base salary and target annual incentive compensation, as more fully described on pages 57 and 67 through 68 of the Proxy Statement. If severance payments or benefits are payable to Mr. Reed under the CIC Severance Plan, no payments would be paid under the Officer ESA.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: December 21, 2023	By:	/s/	Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, Chief Governance Counsel and Secretary